FOR IMMEDIATE RELEASE

CORE LAB REPORTS Q2 2016 RESULTS:

•	SECOND QUARTER REVENUE OF $148.1 MILLION DECREASED 3.6% SEQUENTIALLY

•	SECOND QUARTER EPS OF $0.38 GAAP; $0.35, EXCLUDING ITEMS

•	H1 2016 FCF OF $68.5 MILLION REPRESENTED 216% OF NET INCOME

•	H1 2016 FCF/REVENUE CONVERSION RATE OF 23%

•	COMPANY POSTS OILFIELD SERVICES-LEADING ROIC

•	COMPANY REDUCES DEBT BY APPROXIMATELY 50% VIA ACCRETIVE EQUITY OFFERING

•	CORE RECONFIRMS BELIEF THAT Q2 2016 IS BOTTOM OF "V-SHAPED" RECOVERY

AMSTERDAM (20 July 2016) - Core Laboratories N.V. (NYSE: "CLB US") (Euronext Amsterdam: "CLB NA") ("Core", "Core Lab", or the "Company") reported second quarter 2016 revenue of $148,100,000 and earnings per diluted share (“EPS”) of $0.38 in accordance with U.S. generally accepted accounting principles (“GAAP”) and EPS of $0.35, excluding foreign currency translations ("ex-fx") and a lower than expected tax rate (collectively with ex-fx, “ex-items”). Second quarter 2016 EPS, ex-items, was down 5% on a sequential quarterly basis when compared with first quarter 2016 results while Core’s cost reduction, multi-skilling, and lab automation programs continue to right-size quarterly expense levels. On a GAAP basis, second quarter 2016 net income was $16,600,000; operating income was $20,200,000; and operating margins were 14%. Free cash flow (“FCF”), defined as cash from operations less capital expenditures, for the first half of 2016 was $68,500,000 as the Company converted 23% of every revenue dollar into FCF.

Core's Reservoir Description operations posted relatively strong operating margins reflecting ongoing deepwater and international projects while Production Enhancement outperformed the North American market place where the U.S. land rig count was down 23% on a sequential quarterly basis. Clients continued to show interest in Core's Reservoir Management regional geological studies encompassing offshore Guyana and Senegal, locations of two recently discovered potential giant oilfields, from which both reservoir fluids and cores are being analyzed by the Company.

As reported in previous quarters, the Board of Supervisory Directors ("Board") of Core Laboratories N.V. has established an internal performance metric of achieving a return on invested capital ("ROIC") in the top decile of the service companies listed as Core's peers by Bloomberg Financial ("Comp Group"). Based on Bloomberg's calculations for the latest comparable data available, Core's ROIC is the highest of comparably-sized companies in its oilfield services Comp Group.

The Company continues to anticipate a “V-shaped” worldwide commodity recovery beginning in the second half of 2016. One indication is that several U.S.-based operators have recently announced rig additions. Further, global demand for hydrocarbon-based energy continues to increase, while worldwide crude oil supply peaked in the second half of 2015 and began a decline that Core believes will continue through all of 2016 and 2017. The Company has observed that U.S. onshore oil production peaked in March 2015 and has fallen since then by an estimated 1,000,000 barrels of oil per day (“BOPD”), some of which was offset by new additions to production in the Gulf of Mexico (“GOM”) as eight deepwater legacy-field developments came on-line in late 2015.

At current activity levels, Core predicts 2016 U.S. onshore oil production will fall approximately 1,100,000 BOPD and will be somewhat offset by deepwater GOM gains of approximately 160,000 BOPD, yielding a U.S. net decline of 940,000 BOPD resulting in a net decline curve rate of approximately 10.1%. Based on currently available worldwide crude oil production data, coupled with internal Core Lab data, Core estimates that the net worldwide annual crude oil production decline rate is approximately 3.3%. That is supported by recent International Energy Agency ("IEA") reports that worldwide crude oil production continued to fall through the second quarter of 2016. In addition to the U.S., Core expects 2016 production declines in Angola, China, Colombia, Indonesia, Iraq, Mexico, Nigeria, and Venezuela, among others.

The net worldwide decline rate is predicated on sharper decline curve rates for tight-oil reservoirs and the significant reduction of maintenance capital expenditures for the existing crude oil production base. These factors, together with the continuing decline in global production, the accelerated decline in inventories, and the continuing increase in global energy consumption, should create a tight crude oil supply market for the second half of 2016, and result in increased crude prices and industry activity levels worldwide.

Segment Highlights

Core Laboratories reports results under three operating segments: Reservoir Description, Production Enhancement, and Reservoir Management.

Reservoir Description

Reservoir Description operations, which focus primarily on international markets and an increasing number of reservoir fluid phase-behavior and crude-oil-characterization projects, posted second quarter 2016 revenue of $103,000,000 and operating income, GAAP and ex-fx, of $19,200,000, up sequentially 5% on a GAAP basis and 3%, ex-fx. Operating margins also were up on a sequential quarterly basis to 19%. The relative outperformance of Reservoir Description operations, when compared with continued declines in worldwide activity levels and other major oilfield service companies’ results, was underpinned by Core’s differentiated technology superiority of service offerings for deepwater projects in the GOM, offshore eastern South America, and western Africa, and by the development of cutting-edge miscible gas flooding technologies and others for enhanced oil recovery (“EOR”) projects in tight-oil developments in North America.

In deepwater, ExxonMobil continued the successful evaluation of its massive 6.6-million-acre Stabroek block offshore Guyana. ExxonMobil’s public disclosure of drilling results from the Liza-2 well confirmed a world-class discovery with a recoverable resource between 800-million and 1.4-billion oil-equivalent barrels. Core Lab has been working with ExxonMobil since the inception of the analytical program; and Core's data will be used to define rock properties, determine reservoir fluid saturations, and measure flow properties of these reservoirs. These data sets will form the foundation for calculating hydrocarbon volume in-place and the production potential of the various reservoir zones.

The multiple EOR projects in progress at Core for tight-oil reservoirs are being conducted at in-situ reservoir pressures and temperatures. In several of the projects, Core is cycling various liquids through the reservoir rock matrix that include various gases and fluids which has led to additional hydrocarbon production of lighter oils from the fracture network, followed by relatively heavier oils from the matrix porosity. These projects are from the Eagle Ford play as well as the Wolfcamp and other sequences of the Permian basin.

Crude oil characterization, distillation, and fractionation studies increased during the second quarter of 2016, as oil company clients are investigating ways to maximize yields through the refining process. The Company continues to invest in technologies to improve yields and product blends for its clients, most recently through enhancements to its liveQTM dashboard display using HTML5 technology that can be accessed via mobile devices in real-time.

Production Enhancement

Production Enhancement operations, largely focused on North American unconventional reservoirs and complex deepwater completions and stimulations, reported second quarter 2016 revenue of $39,100,000 and operating income of $760,000 on a GAAP basis, yielding operating margins of 2%, and $980,000, ex-fx, yielding operating margins of 2.5%. Sequentially, Production Enhancement quarterly revenue was down 11% versus the U.S. land rig count that fell by 23%.

Noble Energy and Core Laboratories coauthored a Society of Petroleum Engineers ("SPE") technical paper in the second quarter, which will be presented at the fall 2016 SPE Annual Technology Conference and Exhibition. This paper describes thirteen frac-pack treatments performed on Noble Energy wells in the deepwater Mississippi Canyon tract in the GOM in which Core Laboratories’ proprietary diagnostic technologies -- SpectraStim™ proppant tracers and SpectraScan®/PackScan® combo logging tools -- were employed to improve offshore operations, ensure complete annular packs, evaluate frac-pack efficiencies, and provide decision-making data in the development of best practices for Noble Energy.

Also during the second quarter, Core’s X-SPAN® system was delivered to a LUKOIL conventional, onshore, non-Arctic oilfield in Russia. The X-SPAN system utilizes a proprietary energetic-based, multi-dimensional, metal-to-metal technology to provide a permanent seal over existing perforations for zonal isolation. It was successfully adapted and tested to meet Russian/FSU Gosudarstvennyy Standart (“GOST”) standards, which are equivalent to American Petroleum Institute (”API”) casing standards used in most oilfield regions. Core’s X-SPAN water shut-off solution has been shown to be a more reliable and economical method for eliminating unwanted water production from old wells versus the conventional method of cement squeezing.

Reservoir Management

Reservoir Management operations posted second quarter 2016 revenue of $6,000,000, with GAAP operating income of $420,000, yielding operating margins of 7%, and operating income of $470,000, ex-fx, yielding operating margins of 8%. All results were sequentially lower than levels reported for first quarter 2016 because the highly discretionary nature of participating in Core’s joint-industry projects has delayed spending commitments from oil companies.

As crude-oil and natural gas prices rallied during the second quarter, oil companies did respond with the purchases of studies in the Permian Basin and Marcellus and Haynesville plays. Outside of North America, clients continued to purchase data bases related to recent industry activity in offshore Surinam and Guyana and the Company’s Central Atlantic Margin Study, which encompasses offshore Senegal and Guinea Bissau.

Free Cash Flow, Equity Offering and Dividends

During the first half of 2016, Core generated $73,800,000 of cash from operating activities and had capital expenditures of $5,300,000, yielding $68,500,000 in FCF. Core converted 23% of every revenue dollar into FCF. Moreover, for the first half, FCF was more than double net income, demonstrating Core’s continued focus on managing its working capital and items it can control in a declining market. The Company's FCF was used to pay $46,600,000 in cash dividends and to pay down outstanding debt.

During the second quarter of 2016, in order to strengthen the Company’s balance sheet and to enhance its flexibility in preparation for the recovery, Core issued 1,696,250 of its common shares, including an overallotment option by the underwriters, in a public offering at a public share price of $118.45. After deducting the underwriter’s discounts, commissions, and expenses, the Company received net proceeds of $197,200,000 based upon a net price of $116.67 per share. The proceeds were used to repay a substantial portion of the Company’s outstanding borrowings and reduced Core’s total debt by almost 50%. Additionally, the equity offering is accretive to the Company’s EPS and the net offering price per share exceeded the average price per share of the most recent $197,200,000 of shares repurchased by the Company on the open market during 2014 and 2015.

On 14 April 2016, the Board announced a quarterly cash dividend of $0.55 per share of common stock, which was paid on 24 May 2016 to shareholders of record on 4 May 2016. Dutch withholding tax was deducted from the dividend at a rate of 15%.

On 7 July 2016, the Board announced a quarterly cash dividend of $0.55 per share of common stock, payable in the third quarter of 2016. The quarterly cash dividend will be payable 15 August 2016 to shareholders of record on 18 July 2016. Dutch withholding tax will be deducted from the dividend at a rate of 15%.

Return On Invested Capital

As reported in previous quarters, the Company's Board has established an internal performance metric of achieving an ROIC in the top decile of the oilfield service companies listed as Core's Comp Group by Bloomberg Financial. The Company and its Board believe that ROIC is a leading long-term performance metric used by shareholders to determine the relative investment value of publicly traded companies. Further, the Company and its Board believe that shareholders will benefit if Core consistently performs in the highest ROIC decile of its Comp Group. According to the latest financial information from Bloomberg, Core's ROIC is the highest of any comparably-sized oilfield service company listed in its Comp Group. Comp Group companies listed by Bloomberg include Halliburton, Schlumberger, CARBO Ceramics, FMC Technologies, Baker Hughes, Oceaneering, National Oilwell Varco, and Oil States International, among others.

Several of Core's peer companies failed to post ROIC that exceeded their weighted average cost of capital, thereby eroding capital and shareholder value by significantly overpaying for acquisitions for perceived revenue growth or over-investing in low-tech, low-return service offerings.

Industry Outlook and Third Quarter 2016 Revenue and EPS Guidance

The balancing of worldwide crude oil markets continues, as evidenced by the continued sharp decline in U.S. onshore oil production that began in the second half of 2015. Further, the IEA estimated that worldwide demand increased in 2015 by 1,800,000 BOPD and will increase an additional 1,400,000 BOPD, or more, in 2016 in response to low commodity prices. Core continues to believe that tighter crude markets will prevail in the second half of 2016, leading to further increases in energy prices that should drive increased client activity later in the second half and ultimately boost demand for Core's unique technology-related services and products beginning in 2017.

At current U.S. activity levels, Core predicts 2016 U.S. onshore oil production will fall approximately 1,100,000 BOPD from 2015 levels, offset somewhat by GOM gains of approximately 160,000 BOPD, yielding a U.S. net decline of 940,000 BOPD and net decline curve rate of 10.1%. Declines in U.S. onshore oil production will be led by tight-oil plays in the Eagle Ford, Bakken, and Niobrara and will be slightly offset with limited gains from the Permian Basin. Based on currently available worldwide crude oil production data, coupled with internal Core Lab data, Core has estimated the net worldwide annual crude oil production decline rate to be 3.3%.

Based on typical seasonality, Core projects third quarter results will increase on a sequential basis from the second quarter, with revenue ranging between approximately $148,000,000 to $151,000,000, yielding operating margins increasing sequentially to approximately 15%. Core's effective tax rate is expected to be approximately 11% in the third quarter as a result of lower profitability in higher tax rate jurisdictions. Third quarter EPS is expected to be in the $0.39 to $0.41 range, with FCF exceeding net income for the ninth consecutive quarter. On an equivalent currency basis, Core expects third quarter 2016 revenue and operating income and margins to increase from second quarter 2016 levels. Therefore, Core’s second quarter 2016 results should mark the bottom of our anticipated “V-shaped” worldwide commodity recovery, followed by increased crude oil prices and expanded industry activity levels worldwide.

Earnings Call Scheduled

The Company has scheduled a conference call to discuss Core's second quarter 2016 earnings announcement. The call will begin at 7:30 a.m. CDT / 2:30 p.m. CEST on Thursday, 21 July 2016.
To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world. This release includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2015 Form 10-K filed on 12 February 2016 and Form 10-Q filed on 22 April 2016, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update any forward looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

For more information, contact:
Richard L. Bergmark, CFO: + 1 713 328 2101
investor.relations@corelab.com

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended			% Variance
	30 Jun 2016	31 Mar 2016	30 Jun 2015	vs Q1-16	vs Q2-15
REVENUE	$148,069	$153,647	$203,889	(3.6)%	(27.4)%

OPERATING EXPENSES:
Costs of services and sales	109,999	112,814	134,619	(2.5)%	(18.3)%
General and administrative expenses	11,139	11,050	12,634	0.8%	(11.8)%
Depreciation and amortization	6,751	6,847	6,930	(1.4)%	(2.6)%
Other (income) expense, net	(47)	(4)	1,813	NM	NM
Total operating expenses	127,842	130,707	155,996	(2.2)%	(18.0)%

OPERATING INCOME	20,227	22,940	47,893	(11.8)%	(57.8)%
Interest expense	3,021	3,434	3,116	(12.0)%	(3.0)%

INCOME BEFORE INCOME TAX EXPENSE	17,206	19,506	44,777	(11.8)%	(61.6)%
INCOME TAX EXPENSE	671	4,389	10,075	(84.7)%	(93.3)%
NET INCOME	16,535	15,117	34,702	9.4%	(52.4)%
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(89)	35	76	NM	NM
NET INCOME ATTRIBUTABLE TO CORE LABORATORIES N.V.	$16,624	$15,082	$34,626	10.2%	(52.0)%

Diluted Earnings Per Share:	$0.38	$0.35	$0.81	8.6%	(53.1)%

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	43,505	42,520	42,959	2.3%	1.3%

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$102,962	$101,549	$118,911	1.4%	(13.4)%
Production Enhancement	39,149	44,145	70,589	(11.3)%	(44.5)%
Reservoir Management	5,958	7,953	14,389	(25.1)%	(58.6)%
Total	$148,069	$153,647	$203,889	(3.6)%	(27.4)%

Operating income:
Reservoir Description	$19,209	$18,220	$30,944	5.4%	(37.9)%
Production Enhancement	755	4,141	14,376	(81.8)%	(94.7)%
Reservoir Management	422	487	3,452	(13.3)%	(87.8)%
Corporate and other	(159)	92	(879)	NM	NM
Total	$20,227	$22,940	$47,893	(11.8)%	(57.8)%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(Unaudited)

	Six Months Ended
	30 Jun 2016	30 Jun 2015	% Variance

REVENUE	$301,716	$417,532	(27.7)%

OPERATING EXPENSES:
Costs of services and sales	222,813	278,893	(20.1)%
General and administrative expenses	22,189	25,308	(12.3)%
Depreciation and amortization	13,598	13,496	0.8%
Other (income) expense, net	(51)	2,135	NM
Severance and other charges	—	7,090	NM
Total operating expenses	258,549	326,922	(20.9)%

OPERATING INCOME	43,167	90,610	(52.4)%
Interest expense	6,455	5,519	17.0%

INCOME BEFORE INCOME TAX EXPENSE	36,712	85,091	(56.9)%
INCOME TAX EXPENSE	5,060	19,347	(73.8)%
NET INCOME	31,652	65,744	(51.9)%
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(54)	(281)	NM
NET INCOME ATTRIBUTABLE TO CORE LABORATORIES N.V.	$31,706	$66,025	(52.0)%

Diluted Earnings Per Share:	$0.74	$1.53	(51.6)%

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	43,008	43,214	(0.5)%

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$204,511	$240,670	(15.0)%
Production Enhancement	83,294	145,734	(42.8)%
Reservoir Management	13,911	31,128	(55.3)%
Total	$301,716	$417,532	(27.7)%

Operating income:
Reservoir Description	$37,429	$59,474	(37.1)%
Production Enhancement	4,896	24,299	(79.9)%
Reservoir Management	909	7,318	(87.6)%
Corporate and other	(67)	(481)	NM
Total	$43,167	$90,610	(52.4)%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(amounts in thousands)
(Unaudited)

ASSETS:				% Variance
	30 Jun 2016	31 Mar 2016	31 Dec 2015	vs Q1-16	vs Q4-15
Cash and Cash Equivalents	$14,778	$16,665	$22,494	(11.3)%	(34.3)%
Accounts Receivable, net	111,752	122,496	145,689	(8.8)%	(23.3)%
Inventory	39,818	41,702	40,906	(4.5)%	(2.7)%
Other Current Assets	28,637	26,547	29,458	7.9%	(2.8)%
Total Current Assets	194,985	207,410	238,547	(6.0)%	(18.3)%

Property, Plant and Equipment, net	135,060	138,860	143,211	(2.7)%	(5.7)%
Intangibles, Goodwill and Other Long Term Assets, net	242,061	240,980	243,500	0.4%	(0.6)%
Total Assets	$572,106	$587,250	$625,258	(2.6)%	(8.5)%

LIABILITIES AND EQUITY:

Accounts Payable	$29,404	$34,753	$33,474	(15.4)%	(12.2)%
Other Current Liabilities	66,811	73,663	87,284	(9.3)%	(23.5)%
Total Current Liabilities	96,215	108,416	120,758	(11.3)%	(20.3)%

Long-Term Debt & Lease Obligations	208,237	407,112	430,987	(48.9)%	(51.7)%
Other Long-Term Liabilities	100,703	99,704	97,212	1.0%	3.6%

Total Equity	166,951	(27,982)	(23,699)	NM	NM
Total Liabilities and Equity	$572,106	$587,250	$625,258	(2.6)%	(8.5)%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(amounts in thousands)
(Unaudited)

Six Months Ended
30 Jun 2016
CASH FLOWS FROM OPERATING ACTIVITIES	$73,814

CASH FLOWS FROM INVESTING ACTIVITIES	(5,832)

CASH FLOWS FROM FINANCING ACTIVITIES	(75,698)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(7,716)
CASH AND CASH EQUIVALENTS, beginning of period	22,494
CASH AND CASH EQUIVALENTS, end of period	$14,778

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables management, our investors and the public to more effectively evaluate the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded items.  For this reason, we used certain non-GAAP measures that exclude these items; and we feel that this presentation provides the public a better understanding of the underlying operations' current period financial results on a more comparable basis to those reported in prior periods. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, the financial results prepared in accordance with GAAP, as more fully discussed in Core Lab's financial statements and filings with the Securities and Exchange Commission.

Reconciliation of Earnings Per Diluted Share
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	30 June 2016	31 March 2016
	Earnings Per Diluted Share	Earnings Per Diluted Share
GAAP reported	$0.38	$0.35
Foreign exchange losses	0.01	0.02
Benefit of lower tax rate [1]	$(0.04)	$—
Excluding specific items	$0.35	$0.37

(1) Current quarter tax rate of 3.9%; guidance given at 14%

Segment Information
(amounts in thousands)
(Unaudited)

	Three Months Ended 30 June 2016
	Reservoir Description	Production Enhancement	Reservoir Management	Corporate and Other
Operating income	$19,209	$755	$422	$(159)
Foreign exchange losses	31	227	52	$124
Operating income excluding specific items	$19,240	$982	$474	$(35)

	Three Months Ended 31 March 2016
	Reservoir Description	Production Enhancement	Reservoir Management	Corporate and Other
Operating income	$18,220	$4,141	$487	$92
Foreign exchange losses	448	318	50	$(36)
Operating income excluding specific items	$18,668	$4,459	$537	$56

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative consideration to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. You should also not consider free cash flow as a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow
(amounts in thousands)
(Unaudited)

Six Months Ended
30 Jun 2016
Net cash provided by operating activities	$73,814
Capital expenditures	(5,302)
Free cash flow	$68,512

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